SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

Allied Security Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26604	23-2770048
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

111 Moorings Drive

Lantana, FL 33461

(Address of principal executive offices) (Zip Code)

561-631-9221

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

The following transactions occurred during the year ended 2019.

•	The company has successfully renegotiated a settlement for the State tax outstanding. The State filings are in process of being updated and finalized. The current sum of $600,000 has been resettled at about $30,000.
•	The company is recapitalizing to reduce its authorized share structure from 10 billion shares to under 1 billion shares.
•	The current outstanding shares reflected with the company transfer agent and the transfer agent is about 411 million shares. The shares in the “street name” is about 230 million shares. The difference or 180 million shares was lost by the beneficiary. These shares were in the process of being returned to the treasury for a non-completed transaction, when the loss occurred. The insurance or bond expenditure is too cost prohibitive for the company to acquire the bond. Because of these shares’ restrictive nature and all sides in agreement of the loss it is in the managements opinion that this 180 million share tranche will most likely never enter the market.
•	The current float and outstanding shares in the street name is about 230 million shares.
•	The interim management control the company through preferred shares only. The management has no common shares under its control or direction. The preferred shareholder is on a 120 day sign back with the previously announced targeted purchaser for the control block of the preferred shares.
•	The company has reached a settlement with other service providers which removed the long outstanding overhang and allows the company to move forward with meaningful operations. The company creditor Emry Capital acquired all of ADSV current and outstanding debt of about $340,000 in a private transaction.
•	The company has entered into a resale agreement with a transport type industry co to generate revenues as it continues to seek out new management.
•	The company was successful in reconstructing its financials which will be reported on OTC markets.
•	All of these material events will allow the company to return to OTC Markets updating status of its financials and other corporate actions.
•	The company corporate web site is https://adsvcorporate.com
•	The company social media account is https://twitter.com/AdsvCorporate

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Allied Security Innovations, Inc.

Date: January 21, 2020	By:	/s/ Daniel Sobolewski
Daniel Sobolewski, Interim Chief Executive Officer

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